UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number 000-50098

Date of Report (Date of earliest event reported):   February 23, 2026

PUBLIC COMPANY MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0493734
(IRS Employer Identification No.)

9350 Wilshire Boulevard, Suite 203
Beverly Hills, CA	90212
(Address of principal executive offices)	( Zip Code)

Not applicable
(Former name or former address, if changed since last report.)

310.862.1957
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCMC	OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Not applicable. The Letter of Intent described under Item 8.01 below is non-binding (other than as expressly indicated therein) and does not constitute a material definitive agreement for purposes of Item 1.01 of Form 8-K.

Item 8.01. Other Events.

The Company’s common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Certain filings by the Company incorrectly referred to registration under Section 12(b) of the Exchange Act; those references were erroneous.

On February 23, 2026, Public Company Management Corporation, a Nevada corporation (“PCMC” or the “Company”), entered into a non-binding letter of intent (the “LOI”) with Physicians Capital Management Corporation, a Maryland corporation (“Physicians”), and Conrad Ivie, M.D., the controlling shareholder of Physicians (“Seller”). Physicians is a company that acquires and develops healthcare facilities and leases the facilities to healthcare operating companies, entities and individuals under long-term net leases. The leases generally require the tenant to bear most of the costs associated with the property. The LOI sets forth the parties’ current understanding with respect to a proposed business combination transaction (the “Transaction”) pursuant to which PCMC would acquire all of the issued and outstanding capital stock of Physicians in exchange for equity securities of PCMC.

The LOI is an expression of mutual intent only and, except for certain specified provisions (including those relating to exclusivity, confidentiality, expenses, governing law, and similar matters), is non-binding and does not obligate any party to consummate the Transaction or to enter into a definitive agreement.

Proposed Structure

Subject to the completion of due diligence, receipt of required approvals, and the negotiation and execution of a definitive acquisition agreement (the “Definitive Agreement”), the parties currently contemplate that the Transaction will be structured with a view to qualifying, to the extent reasonably practicable, as a tax-deferred reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code (a “B Reorganization”). The Transaction may be implemented in one of several alternative forms, to be finalized in the Definitive Agreement. The LOI provides that the specific transaction structure may be modified, reconfigured or replaced with another form of business combination if recommended by the parties’ tax or legal advisors in order to achieve the intended tax treatment and regulatory compliance.

Although the final valuations of PCMC and Physicians remain subject to agreement in the Definitive Agreement, the parties presently contemplate that the exchange ratio will be structured so that, immediately following the closing of the transaction (and before giving effect to any reverse stock split), the former shareholders of Physicians will beneficially own approximately eighty percent (80%) of the outstanding equity interests of PCMC (measured by voting power and economic interest on a fully diluted, as-converted basis), and the pre-closing shareholders of PCMC will beneficially own approximately twenty percent (20%).

Conditions

PCMC is a Nevada corporation is currently a reporting shell company under the Exchange Act. The LOI contemplates that the transaction will be treated as a “business combination related shell company transaction” and may result in a change of control. In connection with closing, PCMC will be required to file a “Super 8-K” with Form 10-level information regarding the combined company. Following the transaction, and until applicable reporting and seasoning requirements are satisfied, Rule 144 holding periods and resale conditions will apply as for a former shell company, and the combined company may be ineligible for a period to use certain short-form registration statements or to incorporate information by reference. The parties intend to rely on available exemptions from registration under the Securities Act and state securities laws (including, where appropriate, Section 4(a)(2), Rule 145 and Regulation D) and to structure the transaction and related issuances to minimize, to the extent legally permissible, the SEC filing, registration and compliance requirements triggered. Securities issued in the transaction are expected to be “restricted securities” under Rule 144 and subject to applicable holding-period and other resale limitations.

To the extent required by (i) applicable Nevada corporate law, including Chapters 78 and 92A of the Nevada Revised Statutes, (ii) federal securities laws and SEC rules and guidance applicable to reporting and former shell companies, (iii) the rules of any securities exchange or quotation system on which PCMC’s securities are listed or quoted, and (iv) PCMC’s articles of incorporation or bylaws, PCMC will obtain any required shareholder approvals for the Transaction, the issuance of PCMC shares and other securities in connection with the Transaction, and any related amendments to PCMC’s articles of incorporation or bylaws.

The LOI also provides that, as a condition to Closing, the parties will agree on the composition of the post-Closing board of directors and executive management team, including the appointment of Conrad Ivie, M.D. and his designees from Physicians’ current management to PCMC’s board and officer positions, and that PCMC will take all actions necessary to appoint Dr. Ivie as Chairman of the Board and Chief Executive Officer of PCMC effective as of the Closing.

Under the LOI, Physicians and the Seller have agreed to an exclusivity period during which they will not solicit, initiate or engage in discussions or enter into agreements with third parties regarding alternative acquisition or similar transactions involving Physicians or its assets, and will promptly notify PCMC of any unsolicited proposals received, subject to customary early-termination and extension rights. The LOI also contains mutual confidentiality provisions governing non-public information shared in connection with the proposed transaction and restrictions on public announcements, subject to exceptions for legally required disclosures.

Except for specified provisions relating to exclusivity, confidentiality, expenses, public announcements, termination and similar matters, the LOI is non-binding and does not obligate any party to consummate the transaction or to enter into a definitive agreement, and either party may terminate the LOI as provided therein if, among other things, due diligence is unsatisfactory, a definitive agreement is not executed within an agreed period, conditions cannot reasonably be satisfied or a binding provision is materially breached and not cured.

The Letter of Intent.

A copy of the LOI is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary of the LOI is not intended to be complete and is qualified in its entirety by reference to the full text of the LOI, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits No.	Description.

99.1	Non-binding Letter of Intent, dated February 23, 2026, by and among Public Company Management Corporation, Physicians Capital Management Corporation, and the Seller named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2026

PUBLIC COMPANY MANAGEMENT CORPORATION

By:	/s/ Quynh Hoa T. Tran
	Quynh Hoa T. Tran	President

By:	/s/ Quynh Hoa T. Tran
	Quynh Hoa T. Tran	Chief Financial Officer